UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                   May 27, 2010

Nelnet, Inc.
(Exact name of registrant as specified in its charter)

Nebraska (State of other jurisdiction of incorporation)	001-31924 (Commission File Number)	84-0748903 (IRS Employer Identification No.)

121 South 13th Street, Suite 201, Lincoln, Nebraska	68508
(Address of principal executive offices)	(ZipCode)

Registrant’s telephone number, including area code          (402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Nelnet, Inc. (the “Company”) held its annual shareholders’ meeting on May 27, 2010.  At the annual meeting, the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified or the director’s earlier resignation, death, or removal, and (ii) ratified the appointment of KPMG LLP as its independent registered public accounting firm for 2010.

Our inspector of elections reported the vote of the shareholders as follows:

Proposal 1:  Election of Directors

				Broker
	For	Against	Abstain	Non-Votes

Michael S. Dunlap	132,306,841	833,988	1,777	3,088,214

Stephen F. Butterfield	132,658,361	472,468	11,777	3,088,214

James P. Abel	132,665,805	474,680	2,121	3,088,214

Kathleen A. Farrell	132,671,111	469,616	1,879	3,088,214

Thomas E. Henning	132,670,716	469,667	2,223	3,088,214

Brian J. O'Connor	132,664,938	469,827	7,841	3,088,214

Kimberly K. Rath	132,669,816	470,669	2,121	3,088,214

Michael D. Reardon	132,665,811	475,018	1,777	3,088,214

Proposal 2:  Ratification of appointment of KPMG LLP as Independent Registered Public Accounting Firm for 2010

Votes	Votes	Votes	Broker
FOR	AGAINST	ABSTAIN	Non-Votes

135,518,407	695,750	16,663	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2010
NELNET, INC.

	By:	/s/ Terry J. Heimes
Name: Terry J. Heimes
Title: Chief Financial Officer

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